                            B. ROLAND FREASIER, JR.                 Exhibit 10.2
                            5165A RENAISSANCE DRIVE
                          SAN DIEGO, CALIFORNIA 92122



                                   March 29, 1996



M. Lee Hulsebus,
President and CEO
Medical Device Technologies, Inc.
9191 Towne Centre Drive
Suite 430
San Diego, California  92122

Dear Mr. Hulsebus:

     I hereby resign, effective this date, my position as Executive Vice President Corporate Relations, and also as an Officer of Medical Device Technologies, Inc.

     I hereby confirm that, effective upon my termination, I do not have in my custody, control and/or possession any customer list(s), books and records of the Company, any property belonging to the Company [including, without limitation, computer equipment including hardware and/or software, credit card(s), key(s), check(s)], nor do I have any written matter or documentation of and referring to secret and/or proprietary information belonging to the Company.


                                   Very truly yours,



                                   /s/ B. Roland Freasier, Jr.
                                   ---------------------------
                                   B. Roland Freasier, Jr.

                TERMINATION AGREEMENT AND RELEASE OF ALL CLAIMS



     This Termination Agreement and Release of All Claims ("Agreement") is made and entered into by and between B. ROLAND FREASIER, JR. (hereinafter referred to as ("Freasier") and MEDICAL DEVICE TECHNOLOGIES, INC., a Utah corporation (hereinafter referred to as "MDT") (collectively referred to herein as the "Parties").

                              W I T N E S S E T H:

     WHEREAS, certain disputes have arisen between MDT and Freasier, and they desire to settle fully and finally any and all differences existing between them; and

     WHEREAS, MDT and Freasier desire to terminate his existing employment arrangement and settle any and all claim(s) which either Party had, or could have had, relative to Freasier's employment at MDT;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and for new, bargained for, and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

     FIRST:  This Agreement, and compliance with this Agreement, shall not be
     -----
construed as an admission by any of the Parties hereto of any liability whatsoever, or as an admission of any violation(s) of the rights of any person, violation of any order, law, statute, duty, or contract.

     SECOND:   (a)  Freasier stipulates that he has executed this Agreement
     ------
after first having reviewed, or had the opportunity to have reviewed the same with his personal legal counsel, and that he did not execute this Agreement without first being advised to consult an attorney. As new, full, complete and bargained for consideration and remuneration, and in the settlement of any and all disputes and claims of Freasier, MDT agrees to pay and distribute to Freasier the following consideration in settlement of all "Claim(s)" Freasier had, or could have had against MDT and/or its Officers, Directors and employees, as hereinafter defined to include:

               (b) An amount equal to Ten Thousand Dollars ($10,000) per month for twenty-nine (29) consecutive months commencing April 1, 1996 and ending August 31, 1998 for a gross amount of Two Hundred Ninety Thousand Dollars ($290,000);

               (c) A stipulated sum representing reimbursement by MDT to Freasier for a car allowance and medical and disability benefits equal to Two Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($2,333.33) for twenty-nine (29) consecutive months commencing April 1, 1996 and ending August 31, 1998, for a gross amount of Sixty-Seven Thousand Six Hundred Sixty-Six Dollars and Fifty-Seven Cents ($67,666.57);

               (d) Two Hundred Thousand (200,000) shares of MDT Common Stock fully vested and available to Freasier as of August 31, 1996; it being understood, however, that such shares are subject to registration with the United States Securities and Exchange Commission, and that MDT will use its "best efforts" to effect such registration;

               (e) One Hundred Fifty Thousand (150,000) Warrants entitling Freasier to purchase one share of MDT Common Stock per Warrant at an exercise price of One Dollar ($1.00), with all such Warrants to be first available to Freasier on August 31, 1996, with all such Warrants to expire on August 31, 1999;

               (f) Seventy Five Thousand (75,000) Warrants entitling Freasier to purchase one share of MDT Common Stock per Warrant at an exercise price of Forty Cents ($.40), with all such Warrants to be first available to Freasier on August 31, 1998, with all such Warrants to expire on August 31, 2001;

               (g) The stipulated sum of Seven Thousand Six Hundred Fifteen Dollars ($7,615.00) as vacation pay;

               (h) These sums represent wages and other compensation for services rendered, and are in settlement of any and all past disputes, claim(s), Cause(s) of Action by Freasier against MDT (or its Officers, Directors and/or employees) for past wages, reimbursement for business expenses, (airfare, auto, etc.), accrued or future vacation pay, moving expenses, housing allowance, bonus(es), sales commission(s), medical benefits, or any other type and kind of remuneration. Freasier agrees that receipt by him of the foregoing payment(s) benefit(s) shall constitute the entire amount of monetary consideration to which he is entitled, and that he will not claim any further compensation whether for salary, commissions, royalties, damages, Option(s), Warrant(s), expense reimbursement, costs, or attorneys' fees except as encompassed under the terms of this Agreement;

               (i) Freasier acknowledges and agrees that MDT has made no representations regarding the tax consequences of any amounts received pursuant to this Agreement, and further agrees to indemnify and hold MDT harmless, for any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against MDT for any amounts claimed due on account of the payment of amounts set forth pursuant to claim(s) made under any Federal or State tax laws, and any costs, expenses or damages sustained by MDT by reason of any such claims, including any amounts paid by MDT as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise if such amount is deemed to be subject to payroll taxes, income tax withholding, FICA or FUTA. MDT agrees to promptly put Freasier on notice within fifteen (15) days of the date it is notified that any Federal, State or local governmental entity is making such a claim and shall permit Freasier to participate in the determination of the settlement of any such claim;

               (j) Freasier agrees that he will neither seek nor accept employment with MDT in the future, and that MDT is entitled to reject without cause any application for employment with it made by Freasier;

               (k) MDT further agrees that upon inquiry of any future or respective employer concerning Freasier that neither MDT, its Officer(s), Director(s), shareholders, or employees shall make any disparaging remarks, oral or written, about Freasier, and shall affirmatively state the dates of employment and positions with MDT, and that attendance and performance was satisfactory, and that he left the Company by mutual agreement to pursue new career opportunities;

               (l) Freasier agrees that he will not make any oral or written statement or take any other action which disparages or criticizes MDT, its management, employees, Officers, Directors or shareholders. He further acknowledges and warrants that he has returned to MDT all correspondence, manuals, data, notes, reports, files, memoranda, records and any other tangible items of property belonging to MDT which was or is in his possession, custody and/or control; it being understood that he has neither copied, reproduced, nor taken with him any secret and proprietary matter of and concerning MDT's business or technology;

               (m) Freasier understands and agrees that MDT, if asked for employment references, will state that Freasier voluntarily resigned, and that he performed his duties satisfactorily. No other information will be provided. All details of this Agreement, once executed, will remain confidential to MDT, Freasier, and their respective representatives and/or members of the Board of Directors.

     THIRD:  Freasier represents that he has not filed any complaints, claims or
     -----
actions against MDT, its Officers, agents, Directors, supervisors, employees or representatives with any State, Federal or local agency or Court.

     FOURTH:  The Parties also agree that they will keep the fact, terms and
     ------
amount of this Agreement completely confidential and that they will not hereafter disclose any information concerning this Agreement to anyone except their respective attorneys and financial advisors; provided, however, that any Party may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes and to enforce rights hereunder.

     FIFTH:    (a)  Freasier agrees to execute a General Release(s) in favor of
     -----
MDT its Officers, Directors, employees and/or agents in the form attached hereto as Exhibit "1" whereby he irrevocably and unconditionally releases and forever discharges MDT and its Officer(s), Director(s), employee(s), representative(s), and/or successor(s) and assign(s) and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "Claim" or "Claims") which Freasier at any time heretofore had or claimed to have or which he may have, or claim to have had, regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all Claim(s) related or in any manner incidental to officership(s) or employment with MDT) or the termination therefrom. The Parties understand and stipulate that the defined word "Claims" shall be deemed to include, without limitation, all Cause(s) of Action, claim(s), grievance(s), or the like, whether actual or potential, known or unknown, and specifically, but not exclusively, all Claims arising out of Freasier's employment with MDT and his termination including Claim(s) based upon unlawful termination, breach of contract, age, religious or sex discrimination, basic wages, or the like (including related attorneys' fees and costs). Any and all such Claim(s) are understood by Freasier to be forever waived and barred by this Agreement without regard to whether those Claim(s) are based on any alleged breach of a duty arising in contract or tort; any alleged unlawful act, including, without limitation, discrimination; any other claim or Cause of Action; and regardless of the forum in which it might be brought;

               (b) MDT agrees to execute a General Release in favor of Freasier, in the form attached hereto as Exhibit "2" whereby it irrevocably and unconditionally releases, acquits and forever discharges Freasier, his representative(s), and/or successor(s) and assign(s), and all persons acting by, through, under, or in concert with him from any and all charges, complaints, claims, Cause(s) of Action, suits, liabilities, obligations, agreements, controversies, damages, rights, demands, losses, debts, expenses and costs including attorneys' fees and costs incurred of any nature whatsoever, known or unknown, suspected or unsuspected, arising out of or in any way connected with Freasier's employment with MDT and any acts or performance of duties in such capacity.

     SIXTH:  Freasier understands and agrees that he:
     -----

               (a) Had sufficient time within which to consider this Agreement before executing it;

               (b) Carefully read and fully understands all of the provisions of this Agreement;

               (c) Is releasing MDT from any and all Claims he may have against MDT;

               (d) Knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

               (e) Knowingly and voluntarily intends to be legally bound by the same;

               (f) Consulted with, or had the opportunity to consult with, an attorney of his choice prior to executing this Agreement.

     SEVENTH:  (a)  Freasier agrees that he will not make any statement(s) which
     -------
would harm MDT in the performance of its business;

               (b) Freasier further agrees that he will not commence any suit against the Company or its Officers, Directors and employees, individually, for any reason whatsoever, including, without limitation, any claim of wrongful termination or discrimination, or any other theory or cause.

     EIGHTH:  The Parties hereto represent and acknowledge that in executing
     ------
this Agreement they do not rely and have not relied upon any representation or statements made by any of the Parties or their attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

     NINTH:  This Agreement shall be binding upon the parties hereto and upon
     -----
their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said Parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Freasier expressly warrants that he has not transferred to any person or entity any securities in MDT, rights, Causes of Action, or Claims released in this Agreement.

     TENTH:  Should any provision of this Agreement be declared or be determined
     -----
by any Court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be part of this Agreement.

     ELEVENTH:  This Agreement sets forth the entire agreement and understanding
     --------
between the Parties. This Agreement fully supersedes any and all prior Agreement(s) or understandings, written or oral, between the Parties hereto pertaining to the subject matter hereof; it being understood that any and all such prior Agreement(s) or understanding(s) are deemed to be merged into the instant Agreement.

     TWELFTH:  This Agreement shall be interpreted in accordance with the plain
     -------
meaning of its terms and not strictly for or against any of the parties hereto, and in accordance with the laws of the State of California. Any suit to enforce the terms of this Agreement shall be venued only in the City of San Diego, California.

     THIRTEENTH:  It is further understood and agreed that if, at any time, a
     ----------
violation of any term of this Agreement is asserted by any party hereto, that party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including, but not limited to damages, from any San Diego, California Court of competent jurisdiction, and the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees.

     FOURTEENTH:  Notices to be given hereunder shall be deemed given three (3)
     ----------
days after deposit in the U.S. mail, postage prepaid, certified, return receipt requested, to the parties at the following address or such other address as the parties may designate in writing to each other from time to time:

If to MDT:                    Medical Device Technologies, Inc.
                              9191 Towne Centre Drive, Suite 430
                              San Diego, California  92122
                              Attention:  M. Lee Hulsebus, President and CEO

With a copy to:               Robert E. Meshel, P.C.
                              601 California Street, Suite 1900
                              San Francisco, California  94108

If to Freasier:               B. Roland Freasier, Jr.
                              5165A Renaissance Avenue
                              San Diego, California  92122

Dated:           March 29, 1996


ATTEST:                                  MEDICAL DEVICE TECHNOLOGIES, INC.


/s/ Dolly R. Wilson                      By:     /s/ M. Lee Hulsebus
- -------------------                         ----------------------------------
                                                 M. Lee Hulsebus
                                                 President and CEO

ATTEST:


/s/ M. Lee Hulsebus                              /s/ B. Roland Freasier, Jr.
- -------------------                         ---------------------------
                                                 B. Roland Freasier, Jr.

                                GENERAL RELEASE


     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Medical Device Technologies, Inc., a Utah corporation with an office and place of business in San Diego, California, as Releasor, for and in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration received from B. Roland Freasier, Jr., an individual residing at 5165A Renaissance Avenue, San Diego, California 92122, as Releasee, receipt whereof is hereby acknowledged, releases and discharges the Releasee, his agents, heirs, executors, administrators, successors and assigns from any and all claim(s) Releasor had, or could have had, against Releasee whether for salary, bonus, commission(s), severance, reimbursement for expenses, retirement benefits, etc., Cause(s) of Action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising out of or from Releasee's term of employment with Releasor, or by reason of any other matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release. It is also understood and agreed that Releasor is aware of the provisions of Section 1542 of the California Civil Code which provides:

          "A general release does not extend to the claims which a creditor does not know or suspects to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor, . . ."

     Releasor knowingly and voluntarily waives the provisions of Section 1542, or any other comparable provisions or principles of State or Federal law, or the common law, and acknowledges and agrees that this waiver is an essential and material term of the companion "Severance Agreement and Release of All Claims," and the Release provisions contained herein, as well as the "claims" defined as: any and all claims, demands, liens (both general and charging), agreements, contracts, covenants, promises, suits, any and all manner of action or actions, Cause or Cause(s) of Action, obligations, controversies, debts, attorneys' fees and costs, expenses, damages, judgments, penalties, fines and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or hereafter can, shall, or may exist, from the beginning of time until the last date of execution herein, including, but not without in any respect limiting the generality of the foregoing, any and all claims specified in the companion "Termination Agreement and Release of all Claims."

     This Release contains the entire agreement between the parties, and the terms of this Release are contractual and not merely a recital. This Release may not be changed orally.

     IN WITNESS WHEREOF, Medical Device Technologies, Inc. has caused this Release to be executed by its duly authorized Officer, and its corporate seal to be hereunto affixed on the date set forth below, and does hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by it and are true and correct.

Dated:    March 29, 1996


                                          MEDICAL DEVICE TECHNOLOGIES, INC.


                                          By:  /s/ M. Lee Hulsebus      L.S.
                                             ---------------------------
                                               M. Lee Hulsebus
                                               Chairman and CEO

                                GENERAL RELEASE



     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT B. Roland Freasier, Jr., an individual residing at 5165A Renaissance Avenue, San Diego, California 92122, the Releasor, for and in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration received from Medical Device Technologies, Inc., a Utah corporation, with an office and place of business in San Diego, California, the Releasee, receipt whereof is hereby acknowledged, releases and discharges the Releasee, its Officers, Directors, employees, agents, heirs, executors, administrators, successors and assigns from any and all claim(s) Releasor had, or could have had, against Releasee whether for salary, bonus, commission(s), severance, reimbursement for expenses, retirement benefits, etc., Cause(s) of Action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising out of or from Releasor's term of employment with Releasee, or by reason of any other matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release. It is also understood and agreed that RELEASOR is aware of the provisions of Section 1542 of the California Civil Code which provides:

          "A general release does not extend to the claims which a creditor does not know or suspects to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor, . . ."

     Releasor knowingly and voluntarily acknowledges and agrees that this waiver is an essential and material term of the companion Termination Agreement and Release of All Claims, and the Release provisions contained herein, including, without limitation, any and all rights or remuneration contained in a certain Employment Agreement dated August 15, 1994 and companion Severance Agreement dated August 15, 1994, as well as the "claims" defined as: any and all claims, demands, liens (both general and charging), agreements, contracts, covenants, promises, suits, any and all manner of action or actions, Cause or Cause(s) of Action, obligations, controversies, debts, attorneys' fees and costs, expenses, damages, judgments, penalties, fines and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or hereafter can, shall, or may exist, from the beginning of time until the last date of execution herein, including, but not without in any respect limiting the generality of the foregoing, any and all claims specified in the companion Termination Agreement and Release of All Claims.

     This Release contains the entire agreement between the parties, and the terms of this Release are contractual and not merely a recital. This Release may not be changed orally.

     IN WITNESS WHEREOF, I have subscribed this Release on the date set forth below, and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated:  March 29, 1996


                                        /s/ B. Roland Freasier, Jr.      L.S.
                                        ---------------------------------
                                        B. Roland Freasier, Jr.


                                      -2-